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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     January 26, 1996
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                        Resort Income Investors, Inc.
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           (Exact name of registrant as specified in its charter)


   Delaware                  1-10084                          36-3593298
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(State of or other         (Commission                       (IRS Employer
jurisdiction of            File Number)                      Identification
incorporation)                                                Number)


150 South Wacker Drive, Suite 2900, Chicago, Illinois             60606
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code       (312) 683-3323
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(Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

         Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Resort Income Investors, Inc. (the "Company") dated October 24, 1988 (the "Prospectus").

         Mr. John R. Young, Chairman of the Board of Directors of Resort Income Investors, Inc. announced the expansion of the Board of Directors to three members and the election of Thomas A. Ellsworth as an Independent Director and a member of the Corporation's audit committee, as of January 26, 1996. The other directors of the Corporation are Mr. Young and Daniel D. Lane.

         Mr. Ellsworth is a principal of PKF Investments, a hotel real estate consulting and brokerage company which is a subsidiary of PKF Consulting, an international hotel consulting firm. Prior to joining PKF Investments in 1992, Mr. Ellsworth was a senior vice president and director of real estate of ITT Sheraton Corporation. Mr. Young stated that he and Mr. Lane were pleased to have Mr. Ellsworth join the Company's Board and that Mr. Ellsworth, with over 25 years of experience in real estate, will be beneficial to the Company in its monitoring of the activities of its borrowers as part of the Company's orderly self-liquidation.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  RESORT INCOME INVESTORS, INC.
                                  (Registrant)


DATE:  January 26, 1996           By:    /s/ John R. Young
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                                  Name:  John R. Young
                                  Title: Chairman of the Board of Directors,
                                         Chief Executive Officer, President and
                                         Chief Financial Officer